Exhibit 10.7


                            STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made and entered into this 6th day of August, 1999, by and among James D. Richards, III and Martine Richards (collectively, "Seller"), eNote.Com, Inc., a Delaware corporation with a business address at 185 Allen Brook Lane, Williston, Vermont 05495 ("Purchaser") and SolutioNet, Ltd., a Delaware corporation with a business address at 185 Allen Brook Lane, Williston, Vermont 05495 (the "Company").

        WHEREAS, the Seller is the record owner and holder of all of the issued and outstanding shares of stock of the Company, being 2,5000 shares of common stock, $0.01 par value, and

        WHEREAS, the Purchaser desires to purchase 1,375 shares of said stick and the Seller desires to sell 1, 375 shares of said stock (the "Stock"), upon terms and subject to the conditions hereinafter set forth;

        WHEREAS, Seller, Purchaser and the Company previously entered into a Letter of Intent dated April 13, 1999, outlining the terms and conditions that will govern the purchase and sale of the Stock, a copy of which respecting the Stock; and

        WHEREAS, because the purchase and sale of the Stock is contingent upon the Seller obtaining a certain release from the Bankruptcy Trustee for the estate of Selectech, Ltd. by September 30, 1999, the transaction contemplated hereby will be effected by escrow.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged, and in order to consummate the purchase and the sale of the Stock aforementioned, it is hereby agreed as follows:

1. DELIVERY TO ESCROW AGENT: Subject to the terms and conditions hereinafter set forth, upon execution of this Agreement, the Seller shall deliver to the Escrow Agent certificates representing the Stock, and the Purchaser shall deliver to the Escrow Agent the Purchase Price, less the Deposit currently held by the Seller. The certificates representing the Stock shall be duly executed in favor of Purchaser. In addition, both parties (as necessary) shall execute and deliver (or cause to be executed and delivered) to the Escrow Agent the following six documents (collectively, the "Ancillary Documents"):

o      Amended By-Laws of the Company

o      Amended Certificate of Incorporation of the Company

o Unanimous written consent of the Shareholders electing a three-person Board of Directors and approving such Amendments to the Bylaws and Articles;

o Unanimous written consent of the Board of Directors approving such Amendments to the Bylaws and Articles and approving the Shareholder's Agreement;

o      A Shareholder  Agreement by and among the Company,  Seller and Purchaser;
       and

o      Consulting Agreement between the Company and James D. Richard, III.

Under the Shareholder Agreement, Seller and Purchaser each agree to take all actions necessary to vote all shares of Stock which he or it now owns or may hereafter own (i) to fix the number of directors that constitute the entire Board of Directors of the Corporation at three (3), and (ii) to elect as members of the Board of Directors one designee of James D. Richards, III, one designee of Purchaser and one director mutually acceptable to James D. Richards, III and Purchaser has not yet been selected by the date this Agreement is executed ad delivered, then such third person shall be selected on or promptly after the date Closing.

2.  CLOSING.  the  closing of the  transaction  contemplated  by this  agreement
("closing"), shall be contingent upon the Closing Condition contained in the Agreement, and shall in no even occur later than September 30, 1999, unless extended by mutual agreement. The date for the Closing shall be the first business day after the satisfaction of the Closing Condition. Upon receipt of written notice executed by the Purchaser and the Seller (which written notice may be executed and delivered separately by each party), the Escrow Agent shall effect the Closing by a) releasing the cash held in the amount of the Purchase Price less the Deposit ($245,000), together with any interest earned on such account, to the Seller, b) releasing the stock certificates evidencing the Stock to the Purchaser, and c) filing, recording and/or releasing the Ancillary Documents to the Seller and Purchaser and the Company. The Company shall then make such filings of the Ancillary Documents as amy be necessary and shall record eNote's ownership of the Stock on the corporate stock ledger of the Company.

3. AMOUNT AND PAYMENT OF PURCHASE PRICE.

(a) Consideration. As total consideration for the purchase and sale of the Stock pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of Two Hundred and Fifty Thousand Dollars ($250,000) such total consideration to be referred to in this Agreement as the "Purchase Price."

(b) Deposits. The seller hereby acknowledges its prior receipt of Five Thousand Dollars ($5,000), paid by Purchaser as a good faith deposit and held for the benefit of the Seller, to be credited toward Purchaser payment of the full Purchase Price (the "Deposit"). Such Deposit shall be forfeited if the Closing does not occur.

(c) Payment. The Purchase Price, less the Deposit, shall ne delivered to the Escrow Agent upon the execution of this Agreement, to be disturbed to the Seller at Closing unless earlier returned for failure to meet the Closing Condition or on account of any party's default. The Purchase Price shall ne payable in the form of either a cashier's check or by wire transfer to the Escrow Agent's attorney-client trust account as set forth in the written instructions form the Escrow Agent. The Purchase Price, less the Deposit, shall be held by the Escrow Agent in an interest-bearing attorney-client account, with any interest earned credited to such account and distributed as provided herein. In the event that such account is not established upon receipt of funds hereunder, Escrow Agent will take such reasonable steps to have such account created promptly after the receipt of funds hereunder.

(d) Escrow Agent: The Escrow Agent shall be Peter Doremus, Esq. The Escrow Agent shall not be personally liable to any party except in instances of willful misconduct. The


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

parties shall jointly and severally indemnify and hold the Escrow Agent harmless from all loss or expense of any nature, including attorney's fees, arising out of the holding of the Purchase Price, the Stock and the Ancillary Documents (collectively, the "Goods"). In the event of a dispute, the Escrow Agent may deposit the Goods into a court of competent jurisdiction for the purpose of the holding of the Goods. All costs and expenses of such action including attorney's fees incurred by the Escrow Agent shall be borne jointly and severally by Seller, the Company and the Purchaser.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY and JAMES D. RICHARDS,III

       A. The Company hereby warrants and represents that is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has conducted and to take any and all actions contemplated by or attendant to this transaction.

       B. James D. Richards, III represents and warrants to the Purchaser as follows:

       (a) Capitalization. The aggregate number of shares which the Company is authorized to issue is 2500 common shares, $0.01 par value, of which 2500 shares are issued and presently outstanding. All such issued have been validly issued and are fully paid and non-accessible.

       (b) Financial statements. The Seller has delivered to the Buyer non-audited balance sheet and profit and loss statements for the year ending December 31, 1998. Except to the extent reflected or reserved against in the Company's financial statements as at December 31, 1998 or interim financial statements for fiscal year 1999 provided to the Purchaser, the Company as of December 31, 1998 had no liabilities of any nature, whether accrued, absolute, or contingent, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measure by the Company's income for any period prior to December 31, 1998, or arising out of transactions entered into, or any state of facts existing, prior thereto. James D. Richards represents that he does not know or have reasonable grounds to know of any basis for the assertion against the Company, as at December 31, 1998,od any liability of any nature or in any amount not fully reflected or reserved against in the financial statements so provided to the Purchaser.

        (c) Litigation. Other than the proceeding entitles Selectech, Ltd v. Richards, Chittenden Superior Court, which has been previously disclosed to the Purchaser, thee is not litigation or proceeding pending, against or relating to the Company, its properties, or business.

C. James D. Richards hereby agrees to indemnify Purchaser against any loss, damage or deficiency resulting form any misinterpretation or breach of any warranty set forth in Section 4B above or Section 5 below; provided, however that any such liability for indemnification shall be limited to an amount not to exceed the Purchaser Price,


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

5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants (a) Seller is not a party to any agreement, written or oral, creating rights with respect to the Company's stock in any third person r relating to the voting of the Company's stock, except for the Letter of Intent dated as of April 13, 1999 and entered into among Seller, the Company and Purchaser; and (b) Seller is the lawful owner of the Stock, free and clear of all security interests and liens.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby warrants and represents is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted and to take any and all actions contemplated by or attendant to this transaction. The Purchaser acknowledges that all documents, records and books pertaining to the purchase of the Stock and/or the Company have been made available for inspection by Purchaser and its agents and that the books and records of the Company were available during reasonable business hours at the Company's principal place of business. The Purchaser and/or its adviser(s) have had a reasonable opportunity to ask questions of and receive answers from the Company, or from Seller concerning the Stock and the Company. All such questions have been answered to the full satisfaction of the Purchaser. The Purchaser understands that the Stock has not been registered under any federal state securities laws.

7. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Company which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transaction contemplated hereby.

8. CLOSING CONDITION. It shall be a condition to closing that Seller and/or the Company provide to Purchaser a release, obtained from the Bankruptcy Trustee for the estate of Selectech, Ltd., releasing James D. Richards III from any and all claims the estate may have against him relating to the pending civil suit entitled Selectech, Ltd. v. Richards, Chittenden Superior Court Docket No. S861-96-CnC. Seller and Purchaser agree that upon receipt of such document, Seller and Purchaser will each provide written instructions to the Escrow Agent to effect the Closing by disbursing the Goods to the appropriate parties as provided in paragraph 2.

9. OPTIONS:

      Purchaser's Option: For a period of one (1) year after the Closing (if such closing occurs), the Purchaser;s shall have the right and option to require Seller to re-purchase the Stock for an amount equal to the Purchase Price if the Purchaser is named as a defendant in any litigation arising from (1) it being a shareholder in the Company, and (2) such lawsuit arises from facts and circumstances relating to the Company and occurring prior to the date of the Closing. Payment for repurchase of the Stock shall be in the form of a promissory note for which the Stock shall serve as collateral. If requested by the Purchaser, the Company shall grant a security interest in its intellectual property as collateral for such note.

The term of such note shall be as specified by the maker and shall be for no more than ten (10) years and bear interest at a fixed interest rate of 7% per annum.

      Seller's Option: For a period of two (2) years after the Closing, Seller shall have the right and option, in his sole and absolute discretion, to re-purchase the Stock for an mount equal to the Purchase Price if exercised during the first year or for an amount determined by independent appraisal of the value of the Stock if exercised during the second year, if (i) Seller's employment by the Purchaser is terminated for any reason; (ii) any of the terms of Seller's employment by the Purchaser are changes in any way detrimental to Seller; (iii) Purchaser becomes insolvent, is dissolved or liquidated takes any action related to its dissolution or winding up, or enters proceedings under any law relating to bankruptcy, insolvency, reorganization or relief from debts;
(iv) Purchaser's market value declines to less than $15,000,000; or (v) Seller's level of equity ownership in Purchaser (based upon his current level of 250, 000 shares to 17,000,000 shares issued and outstanding) is diluted by more than thirty percent (30%). Payment for re-purchase of the Stock shall be in the from of a promissory note for which the Stock shall serve as collateral. If requested by the Purchaser, the Company shall grant a security interest in its intellectual property as collateral for such note. The term of such note shall be as specific by the maker and shall be for not more than ten (10) years and bear interest at a fixed interest rate of 7% per annum.

8. DEFAULT AND TERMINATION.

(a) In the event that the Closing Condition set forth above is not satisfied on or before September 30, 1999, Purchaser may, as its election, either a) terminate this Agreement by providing written notice to Seller and to the Escrow Agent, in which case the Purchase Price, less the Deposit, shall be returned to the Purchaser, the Stock shall be returned to the Seller, and the Ancillary Documents shall be destroyed, or b) waive the satisfaction of the Closing Conditions and proceed with the Closing.

(b) If the event that Purchaser breaches its obligations to close under this Agreement, or in the event Purchaser breaches any of the representations and warrantee that it had made herein, Seller may terminate this Agreement by written notice to Purchaser and to the Escrow Agent, and may then seek reimbursement from Purchaser for all costs and expenses actually incurred by Seller in connection with this transaction, and may seek legal and equitable remedies including specific performance.

(c) In the event that Seller breaches its obligations to close under this Agreement, or in the even Seller breaches any of the representations and warranties that it has made herein, Purchaser may terminate this Agreement by written notice to Seller and to the Escrow Agent, and shall be entitled to seek reimbursement from Seller for all costs and expenses actually incurred by Purchaser in connection with this transaction, such amount not to exceed %5,000. Such remedy shall be Purchaser's sole remedy at law or in equity.

      11. NOTICES. Any notice or other communication to be given hereunder shall be in writing and mailed. certified with return receipt requested, by facsimile or sent by nationally recognized overnight courier (e.g., Federal Express) to such party at the address or


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

number set forth below (which may be changes by either party by notice given to the other party in the following manner):

        If to Seller:               James D. Richards, III
                                    Martine Richards, III
                                    1647 Lake Road
                                    Charlotte, Vermont 05445
                                    Telephone No: 802-425-2028

        If to Company:              SolutioNet, Ltd.
                                    Attn:  Mr. James D. Richards, III
                                    185 Allen Brook Lane
                                    Williston, VT 05495
                                    Telephone No.:  802/872-2100 x-114
                                    Facsimile No.:  802/872-2888

        If to Purchaser:            eNote.Com, Inc.
                                    Attn:  Mr. John Varsames
                                    185 Allen Brook Lane
                                    Williston, VT 05495
                                    Telephone No.:  802/288-9000
                                    Facsimile No.:  802/288-9330

        If to Escrow Agent:         Peter Doremus, Esq.
                                    Doremus Kantor & Daly
                                    112 Lake Street
                                    Burlington, VT 05401
                                    Telephone No.:  802/863-9603
                                    Facsimile No.:  802/658-5685

      12. CLARIFICATIONS OF INTENTION. The parties hereby acknowledge and agree that the Seller and the Company may continue to use and disburse the Company's cash, including making distributions to its shareholder(s), as if this transaction was not pending. Pending the Closing, the Company shall continue to operate its business in the ordinary course.

      13. GENERAL PROVISIONS.

      (a) Captions The captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision in this Agreement.

      (b) Governing Law. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Vermont.

      (c)  Entire  Agreement.  This  Agreement,   together  with  the  Ancillary
Documents and the Letter of Intent, embodies the entire agreement and understanding between the parties relating to the subject matter hereof and there are no covenants, promises, agreements, conditions, or understandings, oral or written, except as set forth herein or in the Ancillary Documents and the Letter of Intent. All Exhibits hereto and the terms contained therein are made a part of this Agreement and the contents thereof are hereby incorporated by reference.

      (d) Amendment. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom such amendment, waiver or discharge is to be enforced.

      (e) Assignment. The rights and obligations set forth in this Agreement may not be transferred, delegated or assigned to any third party or parties without the prior written consent of all the parties to this Agreement, such consent to be within he sole discretion of every party hereto.

      (f) Severability. In the event that any provision of this Agreement or the application of such provision to any party or circumstance shall, for any reason, be determined to be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement or the application of the provisions to any party or circumstances other than those as to which the provision was held invalid, illegal, or unenforceable, shall not be affected by such determination and shall be valid and enforceable to the fullest extent permitted by law.


                            [Signature Page follows]

      IN WITNESS WHEREOF, this Agreement has been executed by each of its parties hereto on the date first above written.

      Signed, sealed and delivered in the presence of:

                                             SolutioNet, Ltd.

_____________________________                By:    ____________________________
Witness                                      James D. Richard III, President

-----------------------------                       ----------------------------
Witness                                      James D. Richards, III

-----------------------------                       ----------------------------
Witness                                      Martine Richards


                                             eNote.Com, Inc

_____________________________                By:    ____________________________
Witness                                      John Varsames, President & CEO



Acknowledged:

Escrow Agent:


----------------------------
Peter Doremus, Esq.


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